Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific, Inc. Announces Agreement in Principle on Terms of

Chapter 11 Global Plan Settlement with All Key Stakeholders and

Extension of Equity Rights Offering Subscription Deadline

Confirmation hearing rescheduled to January 10, 2024

Equity Rights Offering subscription deadline extended to December 28, 2023

AUSTIN, Texas, Dec. 21 2023 — Core Scientific, Inc. (OTC: CORZQ) (“Core Scientific” or the “Company”), a leader in high-performance blockchain computing data centers and software solutions, today announced it has reached an agreement in principle with all key stakeholders on the terms of a global settlement (the “Global Settlement”) of its Chapter 11 cases.

The Global Settlement reached with the Ad Hoc Noteholders Group, the Unsecured Creditors Committee, the Equity Committee, and B. Riley — the Company’s Debtor in Possession lender – represents a significant milestone in the Company’s Chapter 11 cases, allowing the Company to move forward with a consensual plan of reorganization and to proceed expeditiously towards confirmation and exit from Chapter 11.

“The global settlement removes key hurdles to our anticipated emergence from Chapter 11 in January,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “With our team highly focused on operational excellence, a post-emergence pathway to de-lever our balance sheet and a plan for continued growth in 2024 and beyond, we are excited to pursue the opportunities ahead of us in the new year.”

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To provide the parties with additional time to finalize updates to the Company’s Chapter 11 Plan (the “Revised Plan”) and Disclosure Statement, and distribute the updated Plan and Disclosure Statement to certain voting creditors and equity holders, Core Scientific is adjourning the combined hearing to consider both (a) final approval of the Disclosure Statement and (b) confirmation of the Plan from December 22, 2023 to January 10, 2024 (the “Combined Hearing”). Core Scientific also intends to file a motion requesting that the Court modify certain dates and deadlines with respect to the Plan, including an extension of the deadlines to vote on the Plan or file an objection to the Plan. The Company expects to emerge from Chapter 11 in mid-to-late January 2024.

In light of the Global Settlement and adjournment of the Combined Hearing, the deadline for participating in the Equity Rights Offering has been extended to Thursday, December 28, 2023. The Rights Offering Procedures and Subscription Form can be found and submitted by clicking here.

Revised Plan and ERO Timeline:

Event	Illustrative Date1 /Timing

Equity Rights Offering Record Date	November 16, 2023

End of Rights Offering Subscription Period/ Deadline for Funding Rights Offering Subscription Amounts	December 28, 2023

Voting Deadline	January 5, 2024

Currently Scheduled Confirmation Hearing Date	January 10, 2024

[1]

The timeline in this table is illustrative and assumes a consensual Plan. Actual dates will depend on the Court’s calendar and discretion, the status of negotiations with stakeholders, and stakeholder views on appropriate deadlines

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Anticipated Plan Distribution Record Date for Existing Convertible Notes	January 10, 2024[2]

Anticipated Plan Effective Date Anticipated Plan Distribution Record Date for Existing Common Shares	TBD (expected mid-January 2024)

Nasdaq Listing	Expected at or shortly after emergence

This press release is solely for informational purposes. Investors should not rely upon it or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. Investors should read the Plan and the related Disclosure Statement, each as amended or supplemented, which are available (i) on the website of Stretto, the Company’s voting and solicitation agent, at https://cases.stretto.com/corescientific/, (ii) by calling Stretto at (949) 404-4152 (in the U.S. and Canada; toll-free) or +1 (888) 765-7875 (outside of the U.S. and Canada), or (iii) by sending an electronic mail message to CoreScientificInquiries@stretto.com.

This press release is for informational purposes only and does not constitute an offer to sell or solicitation of an offer to buy any security.

ABOUT CORE SCIENTIFIC

Core Scientific (OTC: CORZQ) is one of the largest blockchain computing data center providers and miners of digital assets in North America. Core Scientific has operated blockchain computing data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas. Core Scientific’s proprietary Minder® fleet management software combines the

[2]	2 business days before Anticipated Plan Effective Date

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Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

Certain statements in this press release constitute “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated date of Company emergence from Chapter 11. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts and assumptions and are subject to a number of risks and uncertainties, including, but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in its Chapter 11 cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the

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potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock as well as other risk factors set forth in the Company’s reports filed with the U.S. Securities & Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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